UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND (Brandywine Realty Trust)	001-9106	23-2413352
DELAWARE (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On December 20, 2011, a wholly-owned subsidiary of Brandywine Operating Partnership, L.P., the entity through which Brandywine Realty Trust owns its assets and conducts its operations, formed a joint venture (the “Joint Venture”) with Current Creek Investments, LLC, a wholly-owned subsidiary of Allstate Insurance Company (“Current Creek”). Upon formation of the Joint Venture, Brandywine contributed to the Joint Venture its unencumbered fee interest in the following three properties (the “Properties”):

Properties Acquired by the Joint Venture

Property	Location	Square Feet	Leased
3130 Fairview Park Drive	Falls Church, VA	180,645	84.5%
3141 Fairview Park Drive	Falls Church, VA	183,618	82.4%
7101 Wisconsin Avenue	Bethesda, MD	223,054	99.4%
	Total	587,317	89.5%

The weighted-average age of the Properties is approximately 25 years.

Ownership Interest and Capital Contributions
Each of Brandywine and Current Creek holds a 50% membership interest in the joint venture. Concurrent with Brandywine's contribution of the above three properties to the joint venture, Current Creek contributed $32.2 million (net of closing costs and customary prorations) to the capital of the joint venture and the joint venture closed on mortgage loans in the aggregate amount of $90.0 million, secured by mortgages on each of the three properties. In addition, upon formation of the joint venture, Brandywine received net cash payments or distributions in the amount of $120.1 million (after deducting closing costs, brokerage fees and customary closing prorations).
Additional capital contributions to the joint venture will generally require the approval of Brandywine and Current Creek and shall be funded by Brandywine and Current Creek pro rata based on their respective membership interests.
Exclusivity and Future Capital Commitments
The Joint Venture Agreement restricts Brandywine's activities with respect to real estate development, real estate investment, other real estate-related business and other business or ventures, which, in any instance, satisfy certain agreed upon investment guidelines, during an “exclusivity period” (this restriction does not apply to real estate investments and projects currently owned by Brandywine). The geographic restrictions pertain to the District of Columbia and nearby submarkets inside the beltway.

The exclusivity period continues until the earlier of (i) December 31, 2013 (or such other date agreed to by Brandywine and Current Creek), (ii) the date on which Brandywine and Current Creek have made aggregate capital contributions to the joint venture of $150 million or (iii) the date on which Current Creek has twice consecutively voted that the Joint Venture should not pursue a potential acquisition which is within the investment guidelines.
Distributions and Brandywine Promote
The Joint Venture shall distribute available cash, net of debt service and operating expenses, to the members.

The available cash for all Projects shall be determined, aggregated and distributed to Brandywine and Current Creek on a quarterly basis. Distributions will be made pro rata in accordance with Brandywine's and Current Creek's respective percentage interests in the Joint Venture until Current Creek has received an IRR of 10% per annum, compounded monthly. Thereafter, Brandywine may receive promoted returns above pre-determined internal rates of returns.
Financing
In connection with the Joint Venture formation, the Joint Venture entered into 3 non-recourse fixed rate mortgage loans with the following general terms:

Property	Loan Amount	Loan Term	Interest Rate	Interest Only Period
3130 Fairview Park Drive	$28,000,000	10 Years	4.65%	3 Years
3141 Fairview Park Drive	$22,000,000	5 Years	4.25%	1 Year
7101 Wisconsin Avenue	$40,000,000	7 Years	4.40%	2 Years
All of the financings have 30-year principal amortization schedules after the interest-only periods and the financings are not cross-collateralized.

Joint Venture Management
Brandywine is the manager of the Joint Venture. Except for certain “major decisions” (such as new investments, project financing activities, entry into material agreements, issuing additional membership interests, dispositions, etc.) which require the approval of both Brandywine and Current Creek, the management of the Joint Venture's business rests with the Brandywine. Brandywine shall prepare an annual Joint Venture budget to be reviewed and approved by Brandywine and Current Creek. For each of the Properties, Brandywine shall prepare a separate business plan and budget to be reviewed and approved by Brandywine and Current Creek.
As Joint Venture Manager, Brandywine shall receive an annual asset management fee equal to 0.75% of the amount of contributions of the members currently owned by the Joint Venture.
Buy / Sell Provisions
In connection with any of the Properties, Brandywine has the unilateral right to initiate the buy/sell process within the first 5 years. In addition, either Brandywine or Current Creek may, at certain times and under certain circumstances, offer to buy the other member's interest in or offer to sell to the other member its interest in any one or more properties.
Property Management
Brandywine has been appointed as the property manager and is responsible for the day-to-day management of the business and assets and for the implementation of the annual business plans for each Property and will receive a property management fee equal to 3% of rental receipts. In addition, Brandywine will receive leasing commissions for representing the Properties and will be entitled to construction management fees.
Term
The Joint Venture will have a term of 10 years. At the end of the 10-year term of the Partnership, unless the Partners have agreed to extend the term, either Partner can trigger a process to cause a sale of the Properties, with the other Partner having a first refusal right to purchase the interest of the Partner who triggers a sale; if the other Partner fails to exercise its first refusal right, the Joint Venture would proceed with a sale of the Properties to a non-affiliated third party.
Joint Venture Accounting
Based on the provisions within the Agreements, Brandywine and Current Creek have shared control rights and Brandywine does not have exclusive control over the Properties. Since Brandywine, does not have a controlling interest, 3130 Fairview Park and 7101 Wisconsin Avenue will be deconsolidated by Brandywine and accounted for under the equity method of accounting. Based on the contributed value of the Properties in the Joint Venture Agreements, it is anticipated there will be an immaterial gain/(loss), subject to final accounting for the transaction and allocations between the Properties.
Brandywine will continue to maintain a regional management and leasing office in 3141 Fairview Park. Consistent with the other two properties, Brandywine does not have a controlling interest; however, pursuant to the accounting standard for sales-leaseback transactions, the lease maintained by Brandywine at 3141 Fairview Park and its 50% membership interest in the joint venture result in Brandywine having continued involvement that will require the property and related operations to be consolidated.
Item 7.01    Regulation FD Disclosure.
Brandywine issued a press release on December 20, 2011 to announce the Metropolitan DC Joint Venture Program formed between Brandywine and Current Creek described in Item 1.01 of this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description
99.1 -	Press Release of Brandywine Realty Trust dated December 20, 2011

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P. ITS SOLE GENERAL PARTNER

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney President and Chief Executive Officer

Date: January 11, 2012